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                                                                     EXHIBIT 4.6

                         REGISTRATION RIGHTS AGREEMENT

          This is a Registration Rights Agreement made as of the 5th day of July, 2000, by and between inFOREtech Wireless Technology Inc., a Nevada company (the "Company") and all Abacus Capital L.L.C. ("Abacus"), TMR Investments 1 LLC, a Washington limited liability company ("TMR"), or its assigns (collectively, "Holder" or "Holders").

WHEREAS:

A. TMR is the assignee of that certain Loan Agreement between inFOREtech Golf Technology 2000, Inc. ("Inforetech 2000") and Abacus Capital, L.L.C. ("Abacus"), dated September 2, 1998, and the assignee of a warrant issued to Abacus to acquire 200,000 Class "A" shares of Inforetech 2000 (the "Inforetech Warrant"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Loan Agreement.

B. Holder agreed to convert the principal and accumulated interest into 230,000 Units of Inforetech 2000, each Unit consisting of one (1) Class "A" Share of Inforetech 2000 and a warrant to purchase a further Class "A" share of Inforetech 2000.

C. In consideration of the Loan, Inforetech 2000 agreed to provide registration rights with respect to the 20,000 Class "A" shares of Inforetech 2000 issued to Abacus in consideration of the grant of the Loan (the "Consideration Shares") and for any shares issued upon conversion of the warrant of the Loan (the "Inforetech Conversion Shares") and for any shares issued upon exercise of Inforetech Warrants and of the warrants included in the Units (the "Inforetech Warrant Shares") granted upon such conversion.

D. In consideration of the conversion of the Loan into Units of Inforetech 2000, Inforetech 2000 agreed to provide registration rights with respect to the Units issued upon conversion.

E. The Company has agreed to exchange the Units issued by Inforetech 2000 for Units in the capital of the Company, and offered to exchange all other securities issued by Inforetech 2000 into equivalent securities of the Company, and to provide registration rights in regard thereto.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

1.        Definitions

          For the purposes of this Agreement:

     (a)  The term "Act" means the Securities of 1933, as amended;
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     (b)  The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

     (c)  The term "Registrable Securities" means:

          (i) the 20,000 Class "A" shares in the capital stock of the Company issued to Abacus in exchange for the Consideration Shares; and

          (ii) the 230,000 Class "A" shares in the capital stock of the Company and any shares issued upon exercise of the warrant to purchase 230,000 Class "A" shares in the capital of the Company issued to Holder in exchange for the Inforetech 2000 shares issued upon conversion of the Loan and for the shares issued upon exercise of the Inforetech Warrant.

          (iii) any of the 200,000 Class "A" shares in the capital stock of the Company that may be issued on exercise of the warrants of the Company issued in exchange for the Inforetech warrants.

     (d) The term "Holder" or "Holders" menas Abacus, TMR1 and any person holding Registrable Securities to whom these registration rights have been transferred pursuant to paragraph 9 of this Agreement.

2.        Company Registration

          If at any time the Company, either on its behalf or on behalf of any selling shareholder, proposes to register any of its stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Securities, the Company shall, each such time, promptly give Abacus and Holder written notice of such determination. Upon the written request of Abacus or Holder given within twenty (20) days after mailing of any such notice by the Company, the Company shall cause to be registered under the Act all of the Registrable Securities that Abacus and each such Holder has requested to be registered at the Company's cost and expense and at no cost or expense to Abacus or Holder except as set forth in Paragraph 4 of this Agreement.

3.        Obligations of the Company

          Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible;

     (a) Prepare and file as promptly as possible with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective, and, if any stop order shall be issued by the SEC in connection therewith, obtain the removal of such order, until the earlier of (i) the public sale of all of the Registrable Securities registered thereunder or (ii) the expiration of one hundred
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          eighty (180) days for the date such registration statement has been declared effective by the SEC.

     (b) Prepared and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with the such registration statement as may be necessary to comply with the provision of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to Abacus and the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall required that expensed incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

4.        Registration Expenses

          The Company shall bear the entire cost and expense of any registration of the Registrable Securities, provided, however, that Abacus and the Holder shall be solely responsible for the fees of any counsel, accountants or other professionals retained by Abacus or the Holder in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by Abacus or such Holder pursuant thereto and any additional registration fees attributable to the registration of Abacus or such Holder's Registrable Securities.

5.        Underwriting Requirements

          If securities are proposed to be offered for sale pursuant to a registration statement by other security holders of the Company and the total number of securities to be offered by the holders of the Registrable Securities and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter, and such request is consented by Abacus and the Holder, the aggregate number of Registrable Securities to be offered by Abacus and the Holders pursuant to such registration statement shall equal the number which bears the same ratio to the maximum number of securities as are included in the registration statement (including those of Abacus and the Holders) as the original number of Registrable Securities
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                                       4

proposed to be sold by Abacus and the Holders bears to the total original number of securities proposed to be offered by Abacus and the Holders and the other selling security holders.

6.        Indemnification

          In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless Abacus and each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission not state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

     (b) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect hereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying shall have the right to participate in, and, to the extent the indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to
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          defend such action, shall relieve such indemnifying party of any liability to the indemnifying party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

7.        Registrations on Form S-3

     (a) If (i) Abacus or a Holder request in writing (specifying that it is being made pursuant to this paragraph 7) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed One Million Dollars ($1,000,000), and
          (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall cause such shares to be registered on Form S-3 (or any successor to Form S-3).

     (b) Abacus and Holders' rights to registration under this paragraph 7 are in addition to, and not in lieu of, their rights to registration under paragraph 2.

8.        Reports Under Securities Exchange Act of 1934

          With a view to making available to Abacus and the Holders the Benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Abacus or a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety
          (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     (c) furnish to Abacus and any Holder, so long as Abacus or such Holder owns any of the Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most annual or quarterly report of the Company, an such other reports and documents so filed by the Company as may be reasonably requested in availing Abacus or any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.
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                                       6

9.        Transfer of Registration Rights

          The registration rights of the Holder(s) under this Agreement may be transferred to any transferee who acquires at least ten thousand (10,000) shares; provided, however, that the Company is given written notice by Abacus or the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

10.       General Provisions

     (a) Neither the giving of any notice by Abacus or any Holder, the filing of a registration statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by Abacus or the Holder shall impose upon Abacus or the Holder any obligation to sell any Registrable Securities.

     (b) This Agreement may only be amended by a written instrument executed by the Company and Abacus or the Holder(s).

     (c) This Agreement constitutes the entire agreement of the parties hereto and supersedes any understanding of the parties, oral and written, with respect to the subject matter hereof, and in particular supersedes and replaces the Registration Rights Agreement dated September 2, 1999 by and between Inforetech 2000 and Abacus.

     (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     (e) All notices, requests, demands and other communications hereunder shall be in writing, and delivered by personal delivery (including recognised courier or delivery service), United States mail, first class postage prepaid and properly addressed, or by facsimile with confirmation of receipt, to the addresses set forth below, or to such other address as may be provided by any of the parties hereto or transferees of any rights herein"

               If to the Company, to:      Inforetech Wireless Technology Inc.
                                           214 - 5500 - 152/nd/ Street
                                           Surrey, B.C., V3S 8E7
                                           Facsimile:  (604) 576-7442

                      with a copy to:      Holmes Greenslade
                                           Attention:  John W. Greenslade
                                           1880 - 1066 West Hastings Street
                                           Vancouver, B.C., V6E 3X1
                                           Facsimile:  (604) 688-0426
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               If to Abacus or TMR 1, to:  Abacus Capital L.L.C.
                                           Attention:  Jerry L. Smith
                                           10900 NE 8/th/ Street, Suite 900
                                           Bellevue, WA  98004
                                           Facsimile:  (425) 450-0764

                    with a copy to:        Monahan & Biagi, PLLC
                                           Attention:  Susan E. Lehr
                                           701 Fifth Avenue, Suite 5701
                                           Seattle, WA  98104
                                           Facsimile:  (206) 587-5710

          Notices shall be deemed delivered upon receipt if personally delivered or sent by facsimile on a normal business day during normal business hours (otherwise on the next business day after transmission), or three (3) business days after deposit with the United States Post Office.

     (f) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     (g) Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (h) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Washington.
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(i)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                   InFOREtech Wireless Technology, Inc.


                                   By:  _____________________________

                                   Its: _____________________________




                                   Abacus Capital L.L.C.


                                   By:    /s/ Jerry Smith
                                       ______________________________
                                          Jerry L. Smith, Manager


                                   TMR 1 Investments L.L.C.

                                   By Abacus Capital L.L.C., Manager


                                   By:    /s/ Jerry Smith
                                       ______________________________
                                          Jerry L. Smith, Manager